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                                                                      EXHIBIT 12

                           GTE SOUTHWEST INCORPORATED

              STATEMENT OF THE RATIO OF EARNINGS TO FIXED CHARGES
                             (Thousands of Dollars)



                                                     Six Months Ended
                                                       June 30, 1996
                                                     ----------------
Net earnings available for fixed charges:
  Income from continuing operations                       $130,402
  Add - Income taxes                                        64,881
      - Fixed charges                                       32,500
                                                          --------
Adjusted earnings                                         $227,783
                                                          ========
Fixed charges:
  Interest expense                                        $ 29,938
  Portion of rent expense representing interest              2,562
                                                          --------
Adjusted fixed charges                                    $ 32,500
                                                          ========

RATIO OF EARNINGS TO FIXED CHARGES                            7.01